UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/08/2010

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Executive Officer

On February 8, 2010, our board of directors accepted the resignation of Mark A. Suwyn as our chief executive officer, effective February 8, 2010. Mr. Suwyn had been elected on January 18, 2010, to serve as our chief executive officer on an interim basis until a successor to our former president and chief executive officer was elected. Mr. Suwyn will remain as our chairman and as a member of our board of directors.

Election of Director and President and Chief Executive Officer

On February 8, 2010, our board of directors elected E. Thomas Curley, age 54, to serve as a director and as our president and chief executive officer, effective February 8, 2010. From 2002 to 2009, Mr. Curley served as president of the Rolls-Royce Energy business, which provides leading-technology gas compression and power generation equipment and service support to customers in nearly 80 countries. Previously, he served as president of Oil & Gas for the Rolls-Royce Energy business, and before that as vice-president and general manager of the Rotating Products segment of Cooper Energy Services, a division of Cooper Cameron Corporation. Mr. Curley began his career at General Electric Company, where he served in a variety of management positions over a 15-year career, before moving to Caterpillar Inc. and then to Cooper Energy Services.

The compensation committee of our board of directors has approved an employment agreement for Mr. Curley with NewPage Corporation, an award agreement with NewPage under our 2010 executive long-term incentive plan, and a non-qualified stock option agreement with our parent, NewPage Group Inc. Each of these agreements was executed by the parties effective February 8, 2010.

The employment agreement provides for an annual base salary of $550,000 and a target bonus of 100% of Mr. Curley's base salary under our performance excellence plan and our profit sharing plan. The employment agreement also provides for a severance payment equal to twice Mr. Curley's base salary upon termination of his employment, unless the termination is by us for cause or by Mr. Curley without good reason.

The long-term incentive plan award agreement provides for a performance award of $1,500,000, which will be payable if NewPage achieves annual performance goals established each year by the compensation committee during the three years ending December 31, 2012.

The option award provides an option to purchase 1,271,550 shares of NewPage Group Inc. common stock at an exercise price of $2.00 per share. One-half of these options will vest in three equal increments at the end of each of the three years ending December 31, 2012, if Mr. Curley remains as an employee on each vesting date. One-half of these options will vest in three equal increments at the end of each of the three years ending December 31, 2012, if Mr. Curley remains as an employee on each vesting date and if NewPage achieves as of each vesting date annual performance goals established each year by the compensation committee.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
       99.1        News Release dated February 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: February 10, 2010	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

NewPage Corporation

Date: February 10, 2010	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	News Release